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                                                                    EXHIBIT 23.1

                    (PRICEWATERHOUSECOOPERS LLP LETTERHEAD)

               CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 Registration Nos. (333-91247, 333-95071, 333-52324,
33-22493, 33-25807, 33-26024, as amended in Registration No. 2-97533, 33-33626,
33-46518, 33-53973, 333-02029, 333-32603, 333-40565, 333-60081 and 333-90906)
and on Form S-3 (Nos. 33-54477, 333-24999, 333-52213, 333-83163, 333-89899,
333-36032, 333-61600 and 333-87170) of Burlington Resources Inc. of our report dated February 28, 2005 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

                                     /s/ PRICEWATERHOUSECOOPERS LLP

Houston, Texas
February 28, 2005